ANSLOW & JACLIN, LLP                                          RICHARD I. ANSLOW
   COUNSELORS AT LAW                               EMAIL: RANSLOW@ANSLOWLAW.COM

                                                                GREGG E. JACLIN
                                                   EMAIL: GJACLIN@ANSLOWLAW.COM

                                                  -----------------------------

                                                              ROSS A. GOLDSTEIN
                                                EMAIL: RGOLDSTEIN@ANSLOWLAW.COM

                                                                 AMOD CHOUDHARY
                                                 EMAIL: ACHOUDHAR@ANSLOWLAW.COM


June 21, 2004

King Capital Holdings, Inc.
155 Green Meadows Drive South
Westerville, Ohio 33081

Gentlemen:

        You have requested our opinion, as counsel for King Capital Holdings, Inc. a Florida corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

        The Registration Statement relates to an offering of 126,400 shares of the Company's common stock.

        We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable..

        No opinion is expressed herein as to any laws other than the State of Florida of the United States. This opinion opines upon Florida law including the statutory provisions, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting those laws.


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Experts" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP


By:    /s/   Gregg E. Jaclin
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             GREGG E. JACLIN